                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:




[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))


[X]  Definitive Proxy Statement


[ ]  Definitive Additional Materials


[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              TOWNE SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  (TOWNE LOGO)
                              TOWNE SERVICES, INC.
                      3295 RIVER EXCHANGE DRIVE, SUITE 350
                            NORCROSS, GEORGIA 30092
                                 (770) 734-2680


                                                                  April 29, 1999


Dear Shareholder:

     We cordially invite you to attend our 1999 Annual Meeting. The meeting will be held on Friday, May 21, 1999 at 9:00 a.m. local time at the Sheraton Colony Square Hotel, 188 14th Street, Atlanta, Georgia 30361. At the Annual Meeting, we will do the following:

     - elect five directors to serve on Towne Services' Board of Directors;

     - vote on a proposal to increase the maximum size of the Board of Directors from twelve to fifteen;

     - vote on a proposal to adopt the Director Stock Option Plan;

     - ratify the appointment of Arthur Andersen LLP as our independent public accountants; and

     - attend to any other business properly coming before the Annual Meeting.

     We have included a copy of our Annual Report with this proxy statement. We encourage you to read the Annual Report. It includes our 1998 financial statements and information on our operations, markets, products and services.

     Please carefully review the enclosed materials. Whether or not you plan to attend the Annual Meeting, please read the information on the following pages and promptly submit your proxy card in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

     Your vote is very important, and we appreciate your cooperation in considering and acting on the matters presented. We look forward to seeing you at the meeting.

                                          Sincerely,

                                          --------------------------------------
                                          Drew W. Edwards
                                          Chief Executive Officer

                              TOWNE SERVICES, INC.
                      3295 RIVER EXCHANGE DRIVE, SUITE 350
                            NORCROSS, GEORGIA 30092
                                 (770) 734-2680

 ------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 1999
 ------------------------------------------------------------------------------

     The 1999 Annual Meeting of Shareholders of Towne Services, Inc. will be held on Friday, May 21, 1999 at 9:00 a.m. local time at the Sheraton Colony Square Hotel, 188 14th Street, Atlanta, Georgia 30361, for the following purposes:

          1. To elect five directors to serve on the Board of Directors;

          2. To vote on a proposal to increase the maximum size of the Board of Directors from twelve to fifteen;

          3. To vote on a proposal to adopt the Director Stock Option Plan;

          4. To ratify the appointment of Arthur Andersen LLP as our independent public accountants; and

          5. To transact any other business properly coming before the Annual Meeting.

     Shareholders owning shares of common stock of Towne Services at the close of business on April 5, 1999 are entitled to attend and vote at the meeting.

                                          By Order of the Board of Directors,

                                          --------------------------------------
                                          Drew W. Edwards
                                          Chief Executive Officer


April 29, 1999

                              TOWNE SERVICES, INC.
                      3295 RIVER EXCHANGE DRIVE, SUITE 350
                            NORCROSS, GEORGIA 30092
                                 (770) 734-2680

 ------------------------------------------------------------------------------
                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 1999
 ------------------------------------------------------------------------------


     Our Board of Directors is soliciting your proxy for the 1999 Annual Meeting of Shareholders to be held at 9:00 a.m. local time on Friday, May 21, 1999 at the Sheraton Colony Square Hotel, 188 14th Street, Atlanta, Georgia 30361. Voting materials, including this proxy statement, the proxy card and the Annual Report, are first being mailed to the shareholders on or about April 29, 1999.


     At the Annual Meeting, the Board of Directors will ask the shareholders to:

          1. elect four Class I directors to serve for three years;

          2. elect one Class III director to serve for two years;


          3. vote on a proposal to amend the articles of incorporation to increase the maximum size of the Board of Directors from twelve to fifteen;


          4. vote on a proposal to adopt the Director Stock Option Plan;

          5. ratify the appointment of Arthur Andersen LLP as our independent public accountants; and

          6. transact any other business properly coming before the Annual Meeting.

     We are not aware of any matters other than those described above that are to come before the Annual Meeting. If any other matters arise, however, your signed proxy card gives authority to Drew W. Edwards and Henry M. Baroco to vote on such matters at their discretion.
                         ------------------------------

     YOU SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION INCLUDED IN THIS PROXY STATEMENT BEFORE RETURNING YOUR PROXY.
                         ------------------------------


               THE DATE OF THIS PROXY STATEMENT IS APRIL 29, 1999

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
ELECTION OF DIRECTORS.......................................     3
  Information About Our Director Nominees...................     4
  Other Directors and Executive Officers....................     5
  Committees of the Board of Directors and Nominations by
     Shareholders...........................................     7
  Certain Relationships and Related Transactions............     7
  Section 16(a) Beneficial Ownership Reporting Compliance...     8
EXECUTIVE COMPENSATION......................................     9
  Option Grants and Exercises During 1998...................    10
  1998 Stock Option Plan....................................    10
  1996 Stock Option Plan....................................    11
  Management Bonus Plan.....................................    11
  Employment Agreements.....................................    12
  Director Compensation.....................................    13
  Compensation Committee Interlocks and Insider
     Participation..........................................    13
  Compensation and Stock Option Committee Report on
     Executive Compensation.................................    14
BENEFICIAL OWNERSHIP OF CAPITAL STOCK.......................    17
INCREASE IN MAXIMUM SIZE OF BOARD OF DIRECTORS..............    19
DIRECTOR STOCK OPTION PLAN..................................    20
  Description of the Director Stock Option Plan.............    20
  Federal Income Tax Consequences of Non-Qualified Stock
     Options................................................    21
  Required Vote and Related Matters.........................    22
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC
  ACCOUNTANTS...............................................    23
SUBMISSION OF SHAREHOLDER PROPOSALS.........................    24
VOTING PROCEDURES...........................................    24
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........    24
WHERE YOU CAN FIND MORE INFORMATION.........................    24
OTHER MATTERS...............................................    25

                             QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

Q: WHAT AM I VOTING ON?

A: You are being asked to vote on:

     - the election of five directors;
     - a proposal to increase the maximum size of the Board of Directors from twelve to fifteen;
     - a proposal to adopt a Director Stock Option Plan; and
     - approval of the appointment of our independent public accountants.

Q: WHO IS ENTITLED TO VOTE?

A: Shareholders as of the close of business on April 5, 1999 (the Record Date) are entitled to vote at the meeting.

Q: HOW MANY SHARES CAN VOTE?

A: As of the Record Date, 19,801,188 shares of common stock were issued and outstanding. Each shareholder of common stock is entitled to one vote for each share held.

Q: HOW DO I VOTE?

A: Complete, sign and mail us your proxy card. If you return your signed proxy card but do not indicate how you wish to vote, your shares will be voted FOR each of the proposals. You may, of course, attend the Annual Meeting in person and vote. Even if you plan to attend the meeting, we ask that you sign and return a proxy card.

Q: WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

A: You may revoke your proxy and change your vote at any time before the Annual Meeting. You may do this by signing and sending a written notice of revocation or another proxy with a later date than the one you want to revoke, or by voting in person at the meeting.

Q: WHO WILL COUNT THE VOTE?

A. The Chairman of the Board of Directors will select the inspectors of the election for our Annual Meeting. The inspectors will tabulate the shareholder votes. The inspectors will count all shares that are represented, either in person or by proxy, and entitled to vote as being present and entitled to vote on the proposals, whether voted for or against a proposal or withheld from voting.

Q: WHAT CONSTITUTES A QUORUM?

A: A quorum is a majority of the outstanding shares. Shareholders may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention. Broker non-votes, or proxies submitted by brokers as holders of record on behalf of their customers that do not indicate how to vote on some or all of the proposals, are also considered part of the quorum.

Q: HOW MANY VOTES MUST THE NOMINEES FOR DIRECTOR HAVE TO BE ELECTED?

A: Directors are elected by a plurality. This means that only votes for a director are counted, and the nominees who receive the most votes will be elected.

Q: HOW MANY VOTES MUST THE OTHER PROPOSALS HAVE TO PASS?

A: The proposal to increase the size of the Board of Directors from twelve to fifteen must receive a FOR vote of two-thirds of the shares present at the meeting or represented by proxy to pass. The proposal to adopt a Director Stock Option Plan and the proposal to approve the appointment of Arthur Andersen LLP as our independent public accountants each must receive a FOR vote of a majority of the shares present at the meeting or represented by proxy to pass.

Q: WHO IS PAYING FOR THIS PROXY SOLICITATION?

A: We are paying the cost of soliciting proxies. In addition to mailing these materials, our officers, directors and employees will solicit proxies, either personally or via telephone or facsimile. They will not be paid specifically for this solicitation activity. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries who are record holders for their reasonable expenses in forwarding these materials to the beneficial owners of those shares.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     Under our current articles of incorporation, the Board of Directors must have no fewer than five nor more than twelve directors, divided into three equal classes. The Board determines the number of directors within these limits. Our directors serve in staggered terms. This is accomplished as follows:

     - the directors are divided into three classes -- Class I, Class II and Class III;

     - the classes are as nearly equal in number as possible, and each director serves a three-year term; and

     - the terms of the classes are staggered so that each term expires in a different year.

Thus, only one class of directors stands for election in each year. The term for Class I directors expires this year and these directors have been nominated for re-election at the Annual Meeting. The term for Class II directors expires in 2000 and Class III terms expire in 2001. The term of office of any additional directors elected by the Board expires at the next annual shareholders meeting following their appointment.

     At the Annual Meeting, a total of five directors will be elected. Four Class I directors must be elected to serve for three years. In addition, the Board appointed an additional director in November, 1998, and his appointment to the Board must be approved by the shareholders. He has been appointed to Class III and will serve until the expiration of the term of that class in 2001.

     All nominees are currently directors. We believe that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board of Directors fails to stand for election or is unable to accept election, we will vote in favor of the election of such other person as the Board of Directors may recommend. There are no cumulative voting rights in the election of directors, which means you may vote only once for a nominee.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                             THE DIRECTOR NOMINEES

                    INFORMATION ABOUT OUR DIRECTOR NOMINEES

     The director nominees and their ages and terms of office as of April 5, 1999 are as follows:

                     NAME                       AGE   POSITION WITH COMPANY
                     ----                       ---   ---------------------
Class I
Frank W. Brown                                  45    Director
J. Stanley Mackin                               66    Director
J. Daniel Speight, Jr.                          42    Director
Bahram Yusefzadeh                               53    Director
Class III
John D. Schneider, Jr.                          45    Director

Class I (If elected, term expires in 2002)


     FRANK W. BROWN has been a director of Towne since March 1998. Mr. Brown has been a principal with Brown, Burke Capital Partners, Inc. since 1991. Brown, Burke Capital Partners provides financial advisory services to community-oriented financial institutions and middle market corporations in connection with mergers and acquisitions and financing. He is also the managing member of the managing general partner of Capital Appreciation Partners, L.P., an Atlanta-based merchant banking fund, members of which are shareholders of Towne. From 1977 to 1991, Mr. Brown worked in various corporate finance and investment banking positions with Bankers Trust Company, The First Boston Corporation and The Robinson-Humphrey Company.


     J. STANLEY MACKIN has been a director of Towne since June 1998. Mr. Mackin has been the Chairman of the Board of Directors of Regions Financial Corporation since 1990 and served as its Chief Executive Officer from August 1990 to January 1998. Prior to joining Regions Financial as its President and Chief Operating Officer in January 1990, Mr. Mackin had worked for Regions Bank since 1966. He served as Chairman and Chief Executive Officer of Regions Bank from 1986 to 1990, as President and Chief Executive Officer from 1983 to 1986, and as head of the commercial loan division from 1971 to 1983.

     J DANIEL SPEIGHT, JR. has been a director of Towne since its formation. Mr. Speight is the President, Chief Executive Officer and a director of FLAG Financial Corporation, a bank holding company. He served as Chief Executive Officer and a director of Middle Georgia Bankshares, Inc. from 1989 until its merger with FLAG Financial in March 1998. He has been President, Chief Executive Officer and a director of Citizens Bank, a subsidiary of FLAG Financial in Vienna, Georgia, since 1984. Mr. Speight is currently vice-chairman of The Bankers Bank and a member of the State Bar of Georgia. He is past Chairman of the Georgia Bankers Association Community Banking Committee, past President of The Community Bankers Association of Georgia and past director of the Independent Bankers Association of America.

     BAHRAM YUSEFZADEH has been a director of Towne since 1997. Mr. Yusefzadeh has been Chairman of the Board of Directors and Chief Executive Officer of Phoenix International Ltd., Inc. since its formation in 1993. Mr. Yusefzadeh has over 28 years of experience in the banking software industry. He was a co-founder of Nu-Comp Systems, Inc., where he developed the Liberty Banking System and served as Nu-Comp's President and Chief Executive Officer from 1969 to 1986. Mr. Yusefzadeh also served as Chairman of the Board of Directors of Broadway & Seymour, Inc. during 1986 and in various executive capacities for The Kirchman Corporation from 1986 to 1992.

Class III (If elected, term expires in 2001)


     JOHN D. SCHNEIDER, JR., has been a director of Towne since November 1998. Mr. Schneider is President and Chief Executive Officer of Bankers Bancorp Inc., a bank holding company. For the past 12 years, he has been President and Chief Executive Officer of Independent Bankers Bank and Chairman of Bankers Bank Service Corporation, subsidiaries of Bankers Bancorp Inc., in Springfield, Illinois. Mr. Schneider is also a director of Sullivan Bancshares, Inc., First National Bank of Sullivan and Community Bank Mortgage Corp.


                     OTHER DIRECTORS AND EXECUTIVE OFFICERS

NAME                   AGE   POSITION(S) WITH COMPANY
----                   ---   ------------------------
Drew W. Edwards        34    Chief Executive Officer and Chairman of the Board of
                             Directors
Henry M. Baroco        55    President, Chief Operating Officer and Director
Bruce F. Lowthers,     34    Senior Vice President and Chief Financial Officer
  Jr.
Cleve B. Shultz        31    Executive Vice President and Secretary
G. Lynn Boggs          43    Director
John W. Collins        51    Director
Joe M. Rodgers         65    Director
Glenn W. Sturm         45    Director
J. Stephen Turner      52    Director

     DREW W. EDWARDS is a co-founder and has been Chief Executive Officer and Chairman of the Board of Directors of Towne since its formation. From 1990 until forming Towne Services, Mr. Edwards served in various marketing and management positions with The Bankers Bank in Atlanta, Georgia, most recently as its Senior Vice President and Director of Sales and Marketing. The Bankers Bank is a leading provider of correspondent banking services in the southeastern United States. From 1987 to 1990, Mr. Edwards worked for the Federal Reserve Bank of Atlanta. Mr. Edwards' term as a director expires in 2001.


     HENRY M. BAROCO has been President, Chief Operating Officer and a director of Towne since 1996. Mr. Baroco has over 30 years of experience with various credit, leasing and lending organizations. Before joining Towne Services, Mr. Baroco had been Senior Vice President and General Manager of the vendor finance division of The CIT Group, Inc. since September 1995. From November 1993 to September 1995, he served as Senior Vice President of Sales and Marketing for Norwest Equipment Finance. From April 1991 to November 1993, Mr. Baroco was Senior Vice President and General Manager of Sales and Marketing for LB Credit Corporation. Mr. Baroco also worked in various capacities for GE
Capital -- Vendor Financial Services for over 18 years. Mr. Baroco's term as a director expires in 2000.


     BRUCE F. LOWTHERS, JR. has been Senior Vice President and Chief Financial Officer of Towne since November 1997. Prior to joining Towne Services, Mr. Lowthers had been Chief Financial Officer and Treasurer of Quest Group International, Inc., a telecommunications company, since September 1994. From June 1992 to September 1994, he was an audit manager with Ernst & Young, L.L.P. Mr. Lowthers is a certified public accountant.


     CLEVE B. SHULTZ has been Executive Vice President of Towne since April 1998. He served as the Company's Senior Vice President from January 1996 to April 1998. Prior to joining Towne Services, Mr. Shultz had been Vice President -- Marketing at The Bankers Bank in Atlanta, Georgia since August 1993. Before joining The Bankers Bank, Mr. Shultz served as campaign director for

Representative John Linder's successful 1992 campaign for the U.S. House of Representatives, 4th Congressional District of Georgia.


     G. LYNN BOGGS is a co-founder and has been a director of Towne since its formation. Mr. Boggs recently became a Senior Vice President of Investments of The Bankers Bank which is headquartered in Atlanta, Georgia. Prior to this time, he served as the Senior Vice President and branch manager of Vining-Sparks Investment Banking Group, L.P., a fixed income broker-dealer to financial institutions in Nashville, Tennessee, since June 1996. Mr. Boggs has been in the securities industry for the past 15 years. From October 1994 to June 1996, he was Senior Vice President -- Investments at PaineWebber, Inc. in Nashville, Tennessee. From March 1993 to October 1994, he was Senior Vice
President -- Investments for Prudential Securities in Nashville. From 1989 to March 1993, he was Senior Vice President of Vining-Sparks. Mr. Boggs is on the Advisory Board of Directors of The Bank of Green Hills in Nashville. Mr. Boggs' term as a director expires in 2001.


     JOHN W. COLLINS has been a director of Towne since its formation. Mr. Collins is currently the Chairman of the Board of Directors and Chief Executive Officer of The InterCept Group, Inc., a publicly-traded provider of fully-integrated electronic commerce products and services for community financial institutions. Mr. Collins has over 25 years of experience in multiple areas of electronic commerce for community financial institutions. Prior to co-founding The InterCept Group in 1996, he had served as a director and executive officer of several of its predecessor companies and subsidiaries since 1986. Mr. Collins' term as a director expires in 2001.


     JOE M. RODGERS has been a director of Towne since May 1998. He has been Chairman of Rodgers Capital Group, a private investment company specializing in merchant and investment banking, since February 1993. Mr. Rodgers served as Chairman of the Board of Directors and Chief Executive Officer of Berlitz International, Inc., a foreign language services company, from December 1991 to February 1993. From 1985 to 1989, Mr. Rodgers served as United States Ambassador to France. Mr. Rodgers is also a director of AMR Corporation/American Airlines, Inc.; American Constructors, Inc.; Gaylord Entertainment Company; Gryphon Holdings, Inc.; Lafarge Corporation; SunTrust Bank, Nashville, N.A.; Thomas Nelson, Inc.; Tractor Supply Company; and Willis Corroon Group, PLC. Mr. Rodgers' term as a director expires in 2000.


     GLENN W. STURM has been a director of Towne since 1996. Mr. Sturm has been a partner in the law firm of Nelson Mullins Riley & Scarborough, L.L.P. since 1992, where he serves as Corporate Chairman and as a member of the executive committee. Since 1996, Mr. Sturm has been a director of Phoenix International Ltd., Inc., a publicly-held provider of client/server retail banking software to financial institutions in the United States and abroad. He also has been a director of The InterCept Group since 1997. Mr. Sturm's term as a director expires in 2000.

     J. STEPHEN TURNER has been a director of Towne since 1997. He has been the Chairman of the Board of Directors and Chief Executive Officer of FNB Financial Corp., a bank holding company, since 1990. Mr. Turner is also a director of Farmers National Bank in Scottsville, Kentucky. He has also been the President and Chief Executive Officer of Allen Realty Corporation in Nashville, Tennessee since 1988. Mr. Turner's term as a director expires in 2000.

     Executive officers of the Company are appointed by the Board of Directors and other officers are appointed by the executive officers. Officers serve at the pleasure of the Board or the executive officer authorized to make the appointment until their successors are chosen and qualified or until their earlier resignation or removal.

      COMMITTEES OF THE BOARD OF DIRECTORS AND NOMINATIONS BY SHAREHOLDERS


-----------------------------------------------------------------------------------------------
   NAME OF COMMITTEE                                                          NUMBER OF
      AND MEMBERS                   FUNCTIONS OF THE COMMITTEE             MEETINGS IN 1998
-----------------------------------------------------------------------------------------------
 Audit                     - reviews annual financial statements and
 Bahram Yusefzadeh --        other work of independent public accountants
 Chairman                  - makes annual recommendations to Board of
 J. Daniel Speight, Jr.      Directors for appointment of independent             0
 Glenn W. Sturm              public accountants
 J. Stephen Turner         - reviews financial and accounting functions,
                             organization, operations and management
-----------------------------------------------------------------------------------------------
 Compensation and Stock    - reviews and recommends to the Board of
 Option                      Directors the compensation and benefits of
 Frank W. Brown --           officers
 Chairman                  - administers the issuance of stock options            3
 G. Lynn Boggs               to officers, employees, consultants and
 J. Daniel Speight, Jr.      advisors
 J. Stephen Turner         - reviews general policy matters relating to
 Bahram Yusefzadeh           compensation and benefits of employees
-----------------------------------------------------------------------------------------------


     We do not have a standing nominating committee. The Board of Directors nominates candidates to stand for election as directors. Under our bylaws, shareholders may make nominations for directors, but only if nominations are delivered in writing to the Secretary no less than 60 and no more than 90 days before the first anniversary of the previous year's annual meeting. Nominations must also include the identity of the nominee and certain other information.


     During 1998, the Board of Directors held six meetings and acted two times by written consent. All directors attended or acted pursuant to 75% or more of all board and applicable committee meetings and actions by written consents, with the exception of Messrs. Collins, Mackin, Rodgers and Speight. These directors all were present for at least 60% of the meetings and written consents.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     The information provided below summarizes certain transactions and relationships during 1998 among Towne and its directors, executive officers and shareholders owning more than 10% of our common stock.


Management Loans

     In October 1998, we loaned our Chief Executive Officer, Drew W. Edwards, $50,000 to exercise options to acquire 100,000 shares of our common stock. The promissory note is full recourse and accrues interest at the rate of 8.5% per year. The note matures on the earlier of February 2000 or the date on which Mr. Edwards sells the common stock purchased with proceeds of the note.

     In September 1997, we loaned our President and Chief Operating Officer, Henry M. Baroco, $78,990 to exercise options to acquire 263,300 shares of our common stock. In October 1998, we loaned Mr. Baroco an additional $30,000 to exercise options to acquire 100,000 shares of our common stock. The promissory notes are full recourse and accrue interest at the rate of 8.5% per year. The 1997 note matures on the earlier of September 8, 1999 or the date that Mr. Baroco sells the common stock purchased with proceeds of the note. The 1998 promissory note matures on the earlier of February 2000 or the date on which Mr. Baroco sells the common stock purchased with proceeds of the note. Mr. Baroco pledged the shares of common stock received upon exercise of these options and other personal assets as collateral for the loans.


     In April 1998, we loaned our Chief Financial Officer, Bruce F. Lowthers, Jr., $75,000 to exercise options to acquire 75,000 shares of our common stock. This note is also full recourse and accrues interest at the rate of 8.75% per year. The note matures on the earlier of December 31, 1999 or the date on which Mr. Lowthers sells the common stock purchased with proceeds of the note. Mr. Lowthers pledged the shares of common stock received upon this exercise and other personal assets as collateral for the loan.


Other Transactions and Relationships


     During 1998, we incurred costs of $121,000 for communications services provided by InterCept Communications Technologies, Inc., a subsidiary of The InterCept Group, Inc. Mr. Collins, a director, is the Chief Executive Officer and Chairman of the Board of Directors of The InterCept Group and Mr. Sturm, a Towne director, is also a director of The InterCept Group. On June 23, 1998, Towne and The InterCept Group entered into a strategic marketing agreement under which the parties agree to jointly offer certain on-line services to Towne's business customers.



     Certain transactions with our officers, directors and principal shareholders may be on terms more favorable to such persons than they could obtain in a transaction with an unaffiliated party. Since our initial public offering, we require that all material transactions with our officers, directors and other affiliates be on terms no less favorable to us than could be obtained from unaffiliated third parties and must be approved by both a majority of the Board and a majority of the disinterested directors.



     In connection with our proposed merger with Forseon Corporation we have agreed to pay Rodgers Capital a total of $300,000 for rendering advisory services and a fairness opinion. We have also retained Rodgers Capital for advisory services related to possible future acquisitions and have agreed to pay them $4,000 per month plus costs and expenses.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission and NASDAQ. These persons also are required to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished and representations that no other reports were required, we believe that, during fiscal 1998, our executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except John D. Schneider, Jr., who failed to file a Form 3 in a timely manner upon his appointment to the Board of Directors.

                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     The following table sets forth information concerning the cash and non-cash compensation during 1998 and 1997 earned by or awarded to the Chief Executive Officer and to the other three executive officers whose combined salary and bonus exceeded $100,000 during 1998 (the "Named Executive Officers").


                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                        ANNUAL COMPENSATION            ------------
                                               -------------------------------------    SECURITIES
                                                                          OTHER         UNDERLYING
NAME AND PRINCIPAL POSITIONS            YEAR    SALARY     BONUS     COMPENSATION(1)     OPTIONS
----------------------------            ----   --------   --------   ---------------   ------------
Drew W. Edwards                         1998   $150,000   $342,000       $ 7,380         170,000
  Chief Executive Officer and           1997   $ 62,000   $100,000       $ 5,400              --
  Chairman of the Board
Henry M. Baroco                         1998   $150,000   $274,000       $10,272         170,000
  President and Chief                   1997   $100,000   $ 50,000       $ 5,400              --
  Operating Officer
Bruce F. Lowthers, Jr.                  1998   $125,000   $168,700       $ 5,400         120,000
  Senior Vice President                 1997   $ 16,666         --            --         300,000
  and Chief Financial Officer
Cleve B. Shultz                         1998   $ 90,000   $114,000       $ 5,880          85,000
  Executive Vice President              1997   $ 60,000         --            --              --
  and Secretary


------------------------------

(1) Represents automobile lease payments.

OPTION GRANTS AND EXERCISES DURING 1998

     The following table sets forth information with respect to grants of stock options to each of the Named Executive Officers during 1998.


                                                        INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                    ----------------------------------------------------------           VALUE
                                                  PERCENT OF                                       AT ASSUMED ANNUAL
                                    NUMBER OF        TOTAL                                          RATES OF STOCK
                                    SECURITIES      OPTIONS                                       PRICE APPRECIATION
                                    UNDERLYING    GRANTED TO                                      FOR OPTION TERM(1)
                                     OPTIONS     EMPLOYEES IN    EXERCISE   GRANT   EXPIRATION   ---------------------
NAME                                 GRANTED      FISCAL YEAR     PRICE     DATE       DATE         5%         10%
----                                ----------   -------------   --------   -----   ----------   --------   ----------
Drew W. Edwards...................   170,000         20.7%        $7.20     5/98       5/03      $338,169   $  747,264
Henry M. Baroco...................   170,000         20.7         $7.20     5/98       5/08      $869,455   $2,617,436
Bruce F. Lowthers, Jr.............   120,000         14.6         $7.20     5/98       5/08      $613,200   $1,848,000
Cleve B. Shultz...................    85,000         10.4         $7.20     5/98       5/98      $434,350   $1,309,000


------------------------------


(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. We cannot guarantee that the actual stock price appreciation over the term will be assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.



     During 1998, three of the Named Executive Officers exercised 275,000 stock options. The following table sets forth in formation with respect to each of the Named Executive Officers concerning the value of all unexercised options held by such individuals at December 31, 1998.



                                                                     NUMBER OF SECURITIES
                                                                          UNDERLYING
                                                                          UNEXERCISED              VALUE OF UNEXERCISED
                                                                       OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                     SHARES                                YEAR-END                 FISCAL YEAR-END(1)
                                   ACQUIRED ON                    ---------------------------   ---------------------------
NAME                                EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                               -----------   --------------   -----------   -------------   -----------   -------------
Drew W. Edwards..................    100,000        $412,500      $  350,923      $ 50,000      $1,170,047      $325,000
Henry M. Baroco..................    100,000        $412,500      $1,205,923      $ 50,000      $6,878,547      $325,000
Bruce F. Lowthers, Jr............     75,000        $337,500      $  195,000      $150,000      $  450,000      $900,000
Cleve B. Shultz..................         --              --      $  365,923      $ 50,000      $1,820,047      $325,000


------------------------------


(1) Represents the difference between the exercise price per share and the $7.00 per share market value of the common stock at December 31, 1998 as reported on the Nasdaq National Market.


1998 STOCK OPTION PLAN


     In May 1998, we adopted the Towne Services, Inc. 1998 Stock Option Plan. The 1998 plan advances the interests of Towne and its subsidiaries by giving eligible employees, directors, key consultants and advisors an opportunity to acquire or increase their proprietary interests in our company. This gives them an incentive to achieve Towne's objectives by allowing them to participate in our success and growth.

     Awards under the plan can be incentive stock options, non-qualified stock options or restricted stock. These awards are granted by the Compensation and Stock Option Committee of the Board of Directors. This committee must have at least two non-employee independent directors. This committee generally has discretion to determine the terms of an option grant, within limitations, including the following:


     - the number of shares subject to options granted to a person in a year may not exceed 500,000 shares;
     - if an award is intended to be an incentive stock option and is granted to a shareholder holding more than 10% of the combined voting power of all classes of stock, the option price per share may not be less than 110% of the fair market value of such share at the time of grant; and
     - the term of an incentive stock option may not exceed 10 years, or 5 years if granted to a shareholder owning more than 10% of the total combined voting power of all classes of stock.


     When it was adopted, the 1998 plan provided that no more than 2,000,000 shares may be subject to outstanding options. This number automatically increases on January 1 of each year by the lesser of three percent of the number of shares outstanding on the preceding trading day or 500,000 shares. Accordingly, as of January 1, 1999, there are 2,500,000 shares available for grant under the 1998 plan.


     The 1998 plan may be amended by the Board of Directors without the consent of the shareholders. However, an amendment, although effective when made, will be subject to shareholder approval within one year after approval by the Board if it does any of the following:

     - increases the total number of shares issuable pursuant to incentive stock options;
     - changes the class of employees eligible to receive incentive stock options that may participate; or
     - otherwise materially increases the benefits to recipients of incentive stock options.

1996 STOCK OPTION PLAN

     In November 1996, we adopted the Towne Services, Inc. 1996 Stock Option Plan. As of June 15, 1998, options to acquire 2,090,000 shares had been authorized for issuance and options to acquire 1,728,400 shares were outstanding. All of these options were issued at the fair market value of the common stock as determined by the Board of Directors. Effective May 19, 1998, we decided not to issue any additional options under this plan.

MANAGEMENT BONUS PLAN


     Our compensation committee has discussed and approved a 1999 management bonus plan. This plan creates a bonus pool of $750,000 which may be adjusted from time to time by the compensation committee or Board of Directors. All non-commission employees are eligible for a percentage of the pool based on their seniority level, length of employment and overall performance. If the 1999 revenue goal is exceeded, the bonus pool will increase by $0.078 for every $1.00 beyond the budgeted revenue goal, provided that the corresponding margins are in line with the budget.


     If the bonuses are paid, executive officers will receive the following percentages of the total bonus pool: Mr. Edwards, 20%; Mr. Baroco, 20%; Mr. Lowthers, 13.5%; and Mr. Shultz, 13.5%. Bonuses are payable as follows: 12.5% of the pool is payable following the end of each quarter if we meet our goals for that quarter, and the remaining 50% of the pool is payable following the end of the fiscal year if we have met our goals for the entire year. In addition, Mr. Edwards and Mr. Baroco will each receive $50,000 in additional bonus for 1999.

EMPLOYMENT AGREEMENTS


     Our four executive officers have entered into employment agreements with us. The current principal terms of these agreements are summarized below.


DREW W. EDWARDS
     - serves as Chairman of the Board and Chief Executive Officer;
     - current base salary: $200,000, which may be increased periodically;
     - term of three years, which renews daily for each day served;
     - incentive compensation based upon achievement of criteria established by Board of Directors;
     - participates in stock option plans, receives health insurance, club dues, automobile allowance and other benefits;
     - Towne may terminate the agreement upon death or disability or for cause;

     - the executive may terminate the agreement for any reason, including after a change in control; and

     - if the agreement is terminated by either party after a change in control, other than for cause:

        - the executive receives accrued compensation and bonus, and 1/12 of his annual base; salary and bonus each month for 36 months, and Towne must continue his insurance benefits until death; and


        - options held by the executive vest and become immediately exercisable.


     - if the agreement is terminated for any reason, the executive has the right to demand that we register his shares.


HENRY M. BAROCO
     - serves as President and Chief Operating Officer;
     - current base salary: $200,000, which may be increased periodically;
     - term of two years, which renews daily for each day served;
     - incentive compensation based upon achievement of criteria established by Board of Directors;
     - participates in stock option plans, receives health insurance, club dues, automobile allowance and other benefits;

     - Towne may terminate the agreement upon death or disability, without cause if determined by the board of directors, or for cause;


     - the executive may terminate the agreement for any reason, including after a change in control; and

     - if the agreement is terminated by either party after a change in control, other than for cause:

        - the executive receives accrued compensation and bonus, and 1/12 of annual base salary and bonus each month for 24 months, and Towne must continue insurance benefits until death; and

        - options held by the executive vest and become immediately exercisable.

BRUCE F. LOWTHERS, JR.
     - serves as Chief Financial Officer;
     - current base salary: at least $140,000, which may be increased periodically;
     - term of one year, which renews daily for each day served;
     - Towne may terminate the agreement upon death or disability or for cause;
     - the executive may terminate the agreement if company breaches agreement, if he is forced to relocate outside of the Atlanta metropolitan area, or at any time upon 30 days notice; and
     - if the agreement is terminated by the executive prior to a change in control for any reason other than Towne's material breach of the agreement, Towne may repurchase all stock options owned by executive at the greater of the price paid or the current fair market value.

CLEVE B. SHULTZ
     - serves as Executive Vice President;
     - current base salary: at least $140,000, which may be increased periodically;
     - term of one year, which renews daily for each day served;

     - Towne may terminate the agreement upon death or disability or for cause; and

     - if the agreement is terminated by the executive prior to a change in control for any reason other than Towne's material breach of the agreement, Towne may repurchase all stock options owned by executive at the greater of the price paid or the current fair market value.

DIRECTOR COMPENSATION


     Historically, upon initial election to the Board of Directors, each non-employee director has received options to acquire 30,000 shares of common stock. All of these options vested immediately. In addition, non-employee directors were granted 20,000 options each in March 1998 and 2,500 options each in December 1998. Directors are also paid $1,000 for attending meetings or may be reimbursed for other expenses incurred in attending meetings of the Board or committees and for other expenses incurred in their capacity as directors. We are asking you to approve the Director Stock Option Plan so we can attract and retain qualified members of our Board of Directors. See "Proposal No.
3 -- Director Stock Option Plan."


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation and Stock Option Committee in 1998 were G. Lynn Boggs, Frank W. Brown, J. Daniel Speight, Jr., J. Stephen Turner and Bahram Yusefzadeh.


     During 1998, Towne billed FLAG Financial Corporation $207,000 for set-up and related processing fees related to FLAG's use of the TOWNE CREDIT and TOWNE FINANCE systems. Mr. Speight, a Towne director, is the Chief Executive Officer and a director of FLAG Financial.



     On June 5, 1998, we entered into a loan with Citizens Bank, Vienna, Georgia, borrowing $500,000 to fund our acquisition of assets and liabilities from Credit Collection Solutions, Inc. The loan was repaid in August 1998 using proceeds of our initial public offering. We have from time to time obtained financing from Citizens Bank for the purchase of specific furniture and equipment. The total amount borrowed under these term loans was $90,000 and interest rates for these loans range from 9.25% to 12.0% per year. Mr. Speight is an executive officer and director of Citizens Bank.



     On March 13, 1998, we entered into a Stock Purchase Agreement with Capital Appreciation Partners, L.P. under which Capital Appreciation Partners purchased 15,000 shares of Series A preferred stock for $1.5 million. These preferred shares were automatically converted into 1,217,903 shares of common stock upon completion of our initial public offering. We granted registration rights with respect to these shares. Frank W. Brown, a director, is the managing member of the general partner of Capital Appreciation Partners, and became a director as a result of the stock purchase. In addition, Brown Burke Capital Partners, Inc. of which Mr. Brown is a partner, purchased 100,000 shares of common stock at a price of $1.00 per share in October 1997 and 50,000 shares of common stock upon the exercise of options at an exercise price of $1.25 per share in March 1998. In 1998, we paid Brown, Burke Capital Partners $112,500 for financial advisory services relating to our acquisition of Banking Solutions, Inc.



     We entered into a General Marketing Agent Agreement with Phoenix International Ltd., Inc., dated as of June 5, 1998, under which Phoenix International agrees to market our products and services to its bank customers. Bahram Yusefzadeh, a director and member of our Compensation and Stock Option Committee and our Audit Committee, is the Chairman of the Board and Chief

Executive Officer of Phoenix International and Glenn W. Sturm, a director and member of our Compensation and Stock Option Committee and our Audit Committee, is also a director of Phoenix International. During 1998, we invoiced Phoenix for $585,000 pursuant to this agreement and paid Phoenix $21,000 for commissions related to sales of our products.



COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate all or any part of this proxy statement, the following report and Stock Performance Chart will not be deemed to be incorporated by reference into any such filings.

     The Compensation and Stock Option Committee reviews and determines executive compensation objective and policies and administers our benefit plans. The committee reviews and sets the compensation of the chief executive officer and other highly compensated executive officers.

     The principal objectives of our executive compensation program are to:

     - attract, retain and motivate highly talented and productive executives;
     - provide incentives for superior performance by paying above-average compensation; and
     - align the interests of the executive officers with the interests of the shareholders by basing a significant portion of compensation upon company performance.

     The executive compensation program consists of three components, each of which serves a specific purpose: base salary, bonus and long-term incentive compensation like stock option grants. It is our policy to set all three components above an average of other corporations selected on the basis of certain factors. We believe that above-average compensation is necessary to attract and retain the high caliber executives necessary to make our business successful.

BASE SALARY

     The committee annually reviews the salaries of executives. In setting base salary levels, it considers competitive market conditions for executive compensation, company performance and individual performance.

     The measures of individual performance considered in setting 1998 salaries included a number of quantitative and qualitative factors:

     - historical and recent financial performance in the officer's area of responsibility;
     - progress toward non-financial goals within this area of responsibility;
     - individual performance;
     - experience and level of responsibility; and
     - other contributions made to our success.

     The committee does not assign relative weights to these specific factors in determining base salary levels, and the factors actually used may vary among individual officers. As is typical for most corporations, payment of a base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

BONUS

     Our cash bonus program seeks to motivate executive to work effectively to achieve financial performance objectives and to reward them when those objectives are met. Executive bonus payments are based upon our overall profitability.

LONG-TERM INCENTIVE COMPENSATION

     We believe that option grants:

     - align executives' interests with shareholders' interests by creating a direct link between compensation and shareholder return;
     - give executives a significant, long-term interest in our success; and
     - help retain key executives in a competitive market for executive talent.

     The 1998 Stock Option Plan authorizes the committee to grant stock options to executives. Option grants are made from time to time to executives whose contributions have or will have a significant impact on our long-term performance. The determination of whether option grants are appropriate each year is based upon performance measures established for each individual. Options are not necessarily granted to each executive during each year. Generally, options granted to executive officers vest in annual installments over a period of three to four years and expire ten years from the date of grant.

BENEFITS

     We believe that we must offer a competitive benefit program to attract and retain key executives. During 1998, we provided medical and other benefits to our executive officers that are generally available to our other employees.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The chief executive officer's compensation plan included the same elements and performance measures as those of the other executive officers. The committee believes that Mr. Edwards' total compensation reflects the unique contributions that he makes to our long-term strategic performance. Mr. Edwards' salary for 1998 increased to $150,000 from $62,000 in 1997, and he was awarded a bonus of $342,000. For 1999, the committee decided to increase Mr. Edwards' base salary to $200,000. The committee believes that this increase is appropriate based upon our financial performance, including earnings per share, revenue growth and cash flow from operations.

                                          Submitted by: G. Lynn Boggs
                                                        Frank W. Brown
                                                        J. Daniel Speight, Jr.
                                                        J. Stephen Turner
                                                        Bahram Yusefzadeh

STOCK PERFORMANCE GRAPH

     The chart below compares the cumulative total shareholder return on the common stock with the cumulative total return on the Nasdaq (U.S. Companies) Index and the Nasdaq Computer and Data Processing Services Index for the period commencing July 31, 1998 (the first date of trading of the common stock as a result of our initial public offering) and ending December 31, 1998, assuming an investment of $100 and the reinvestment of any dividends. The base price for the common stock is the initial public offering price of $8.00 per share. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the common stock.

                                                                                         Nasdaq
                                                                                       (Computer
                                                                       Nasdaq            & Data
              Measurement Period                     Towne             (U.S.           Processing
            (Fiscal Year Covered)                Services, Inc.      Companies)        Services)
7/31/98                                                      100               100               100
12/31/98                                                      88               118               126

                     BENEFICIAL OWNERSHIP OF CAPITAL STOCK
                         ------------------------------


     The following table provides information, as of April 23, 1999, concerning the beneficial ownership of common stock by: (1) each person or entity known by the company to beneficially own more than 5% of the outstanding common stock;
(2) each director; (3) each Named Executive Officer; and (4) all directors and executive officers as a group. The information in the table is based on information from the named persons regarding their ownership of common stock. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares shown as beneficially owned by them.



                                                               AMOUNT AND    PERCENT OF
                                                               NATURE OF       COMMON
                                                               BENEFICIAL       STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       OWNERSHIP(2)   OUTSTANDING
---------------------------------------                       ------------   -----------
Drew W. Edwards(3)                                             2,033,830        10.1%
Henry M. Baroco(4)                                             1,761,333         8.4
Bruce F. Lowthers, Jr.(5)                                        346,893         1.7
Cleve B. Shultz(6)                                               677,935         3.4
G. Lynn Boggs(7)                                               1,713,423         8.6
Frank W. Brown(8)                                                395,833         2.0
John W. Collins(9)                                               515,123         2.6
J. Stanley Mackin(10)                                             52,500           *
Joe M. Rodgers(11)                                               274,148         1.4
John D. Schneider, Jr.(12)                                        37,500           *
J. Daniel Speight, Jr.(13)                                       454,200         2.3
Glenn W. Sturm(14)                                               357,404         1.8
J. Stephen Turner(15)                                            555,000         2.8
Bahram Yusefzadeh(16)                                            105,000           *
Thomas A. Bryan(17)                                            1,697,598         8.5
SAFECO Asset Management Company(18)                              953,000         4.8
SAFECO Corporation(19)                                         1,055,000         5.3
All directors and executive officers as a group (14 persons)   9,279,922        41.1


------------------------------

  *  Less than one percent.
 (1) Unless otherwise indicated, the address of the beneficial owners of more than 5% of the common stock is: c/o Towne Services, Inc., 3295 River Exchange Drive, Suite 350, Norcross, Georgia 30092.
 (2) The percentage of shares beneficially owned includes common stock of which the person has the right to acquire beneficial ownership within 60 days of April 5, 1999, including but not limited to by exercise of an option; however, this common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.

 (3) Includes currently exercisable options to purchase 350,923 shares of common stock and 5,500 shares owned by Mr. Edwards' spouse. Mr. Edwards disclaims beneficial ownership of his spouse's shares.


 (4) Includes currently exercisable options to purchase 1,205,923 shares of common stock.

 (5) Includes currently exercisable options to purchase 195,000 shares of common stock.
 (6) Includes currently exercisable options to purchase 365,923 shares of common stock.
 (7) Includes currently exercisable options to purchase 203,423 shares of common stock.

 (8) Includes (a) 150,000 shares of common stock held by Brown, Burke Capital Partners, Inc., of which Mr. Brown is a principal, (b) 25,047 shares of common stock held by Capital

     Appreciation Partners, L.P. of which Mr. Brown is the managing member of the managing general partner and (c) options to acquire 2,500 shares of common stock.


 (9) Includes (a) 331,700 shares of common stock held by Mr. Collins, (b) 50,000 shares of common stock held by The Intercept Group, Inc., of which Mr. Collins is Chief Executive Officer, Chairman of the Board and a significant shareholder and (c) options to acquire 133,423 shares of common stock held by Mr. Collins. Mr. Collins disclaims beneficial ownership with respect to the shares held by The Intercept Group, Inc.

(10) Includes options to acquire 52,500 shares of common stock.

(11) Includes (a) options to acquire 52,500 shares of common stock, (b) 200,000 shares of common stock held by Rodgers Capital Group, L.P., of which Mr. Rodgers is a partner and (c) warrants to acquire 21,648 shares of common stock.

(12) Includes currently exercisable options to purchase 37,500 shares of common stock.

(13) Includes 361,700 shares of common stock held by FLAG Financial Corporation, of which Mr. Speight is Chief Executive Officer, President and a director, and options to acquire 92,500 shares of common stock.

(14) Includes currently exercisable options to purchase 2,500 shares of common stock.
(15) Includes currently exercisable options to purchase 55,000 shares of common stock.

(16) Includes (a) 50,000 shares owned by the Yusefzadeh Family Limited Partnership, for which Mr. Yusefzadeh is the general partner, (b) 38,400 shares owned by Mr. Yusefzadeh's children, and (c) options to acquire 2,500 shares of common stock.

(17) Includes 24,000 shares owned by Mr. Bryan's minor children and currently exercisable options to purchase 132,598 shares of common stock. Mr. Bryan is a co-founder and served as a director from 1995 to 1998.
(18) As reported by SAFECO Asset Management Company in a Statement on Schedule 13G filed with the Securities and Exchange Commission (the "Commission") as of December 31, 1998. In its Statement on Schedule 13G, SAFECO Asset Management Company reports that it is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940 to several registered investment companies. SAFECO Asset Management Company's address is 601 Union Street, Suite 2500, Seattle, WA 98101.
(19) As reported by SAFECO Corporation in a Statement on Schedule 13G filed with the Commission as of December 31, 1998. In its Statement on Schedule 13G, SAFECO Corporation reports that it is a parent holding company in accordance with Rule 13d-1(b)(ii)(G) to a subsidiary which serves an investment advisor to several registered investment companies. SAFECO Corporation's address is SAFECO Plaza, Seattle, WA 98185.

                                 PROPOSAL NO. 2
                 INCREASE IN MAXIMUM SIZE OF BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     Article Seven of our Amended and Restated Articles of Incorporation currently provides that Towne shall have not less than five nor more than twelve directors. The Board of Directors has approved and recommends that you approve an amendment to our articles of incorporation that increases the maximum number of directors to fifteen. The proposed amendment to the articles of incorporation is attached to this proxy statement as Appendix A. If this amendment to our articles of incorporation is approved, the Board of Directors will also amend our bylaws to increase the maximum number of directors to fifteen as well.

     The purpose of this amendment to our articles of incorporation is to increase our ability to attract high-quality individuals to serve as directors of Towne. The Board of Directors has deemed this amendment to be in the best interests of Towne because it believes that the presence of additional talented individuals with industry experience will meet the challenges we face in an increasingly competitive market. In addition, Towne would be able to add directors, if prudent to do so, in connection with future acquisitions. Any person who is appointed as a director would stand for re-election at the annual meeting of shareholders next following his or her appointment. In addition, future increases in the maximum number of directors can only be made by an amendment to the articles approved by 66 2/3% of the directors and the shareholders.

REQUIRED VOTE AND RELATED MATTERS

     The affirmative vote of 66 2/3% of the shares present in person or represented by proxy is required to approve the amendment to the Amended and Restated Articles of Incorporation to increase the size of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE MAXIMUM SIZE OF THE BOARD OF DIRECTORS FROM TWELVE TO FIFTEEN.

                                 PROPOSAL NO. 3
                           DIRECTOR STOCK OPTION PLAN
--------------------------------------------------------------------------------

     On April 15, 1999, the Board of Directors approved the adoption of a Director Stock Option Plan. This plan provides for non-qualified stock options to be granted to directors of Towne and its subsidiaries. The plan authorizes the issuance of up to 250,000 shares of common stock pursuant to options having an exercise price equal to the fair market value of the common stock on the date the options are granted; the number of authorized shares of common stock which may be issued pursuant to options will increase on January 1 of each year by the lesser of 50,000 shares or 1% of the total number of shares of common stock outstanding, but not above 500,000 shares in total. The plan contains provisions providing for adjustment of the number of shares available for options and subject to unexercised options in the event of stock splits or dividends, business combinations or certain other events affecting the common stock of Towne. The Board of Directors administers the plan subject to certain limitations.

     The Director Stock Option Plan provides for:

     - on the later of November 15, 1999 or the date the plan is approved by shareholders, a grant of options to acquire 570 shares of common stock;

     - a grant of options to acquire 30,000 shares of common stock to each non-employee director who is elected to the Board of Directors for the first time after the date of approval of the Director Stock Option Plan; and

     - an annual grant of options to acquire a number of shares of common stock to each non-employee director on January 1 of each calendar year, the value of which determined in accordance with the plan, equals $15,000 in 2000 and $25,000 starting in 2001.


     Each option shall be exercisable in full immediately on the date of grant and shall expire five years after the date of grant, unless cancelled sooner as a result of termination of service or death, or unless such option is fully exercised prior to the end of the option period. No options are currently outstanding under the Director Stock Option Plan.


     The Board of Directors believes that the adoption of this plan will assist in attracting and retaining directors and encourage the directors to acquire an equity interest in Towne. The principal provisions of the Director Stock Option Plan are summarized below. This summary is not complete and is qualified in its entirety by reference to the Director Stock Option Plan, a copy of which is attached to this proxy statement as Appendix B.

DESCRIPTION OF THE DIRECTOR STOCK OPTION PLAN

     The Director Stock Option Plan provides for the grant of "non-qualified stock options," stock options which are not incentive stock options as defined in Section 422 of the Internal Revenue Code, to non-employee directors of Towne and its subsidiaries.

     Under the plan, options may be issued for a maximum of 250,000 shares of common stock. The number of shares available for issuance will increase automatically on January 1 of each year by the lesser of 50,000 shares or an amount equal to 1% of the total number of shares of common stock outstanding on the last trading day before January 1, but not above 500,000 shares in total. The number of shares available for issuance may also be adjusted upon the occurrence of certain events described below.

     The plan provides for options to be granted to non-employee directors automatically:

     - on the later of November 15, 1999 or the date the plan is approved by the shareholders;

     - on the date of initial election as a director of Towne or a subsidiary;
       and
     - on January 1 of each calendar year.

All options granted will be evidenced by an option agreement between Towne and the optionee. Other than these automatic grants of options, no other options will be granted under the plan to directors of Towne. However, the Board of Directors, as administrator of the plan, may grant options under the plan to directors of subsidiaries who are not directors of Towne.

     The option exercise price is fixed at the time the option is granted at the fair market value on the date of grant as determined by the closing sales price of Towne's shares on the business day immediately preceding the grant date. Options granted vest immediately on the date of the grant, and have a term of five years from the date of grant. The unexercised portion of an option automatically terminates and is forfeited upon:

     - 180 days after the optionee's position as a director terminates, other than because of death or disability;
     - one year after the death of the optionee;
     - one year after termination of the optionee's position as a director because of mental or physical disability; or
     - five years after the date of the grant.

     Under the plan, an option granted can be exercised, in whole or in part, at any time after the six-month anniversary of the date of the grant. The exercise price of the shares of common stock purchased can be paid:

     - in cash,
     - in securities of Towne owned by the optionee, subject to certain limitations, or
     - without exchanging funds, by the optionee receiving a number of shares purchased under the option less a number of shares equal to the exercise price.

     Under the plan, upon a declaration of a stock dividend or certain reclassifications, a proportional adjustment will be made to the number of shares:


     - subject to options outstanding;


     - reserved under the plan; and

     - granted as subsequent options.

If a reorganization occurs and Towne is not the survivor, but the survivor elects to assume an option, each optionee is entitled to receive, upon exercise, the number of shares and any other property the optionee would have received in the reorganization if he had exercised immediately prior to the reorganization.

     The Board of Directors can amend the plan to comply with changes in the Internal Revenue Code or ERISA at any time. For any other purpose, the Board of Directors can only amend the plan once every six months.

FEDERAL INCOME TAX CONSEQUENCES OF NON-QUALIFIED STOCK OPTIONS

     Generally, an optionee will not be subject to tax at the time of the grant of a non-qualified option. Upon exercise of the option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise (except that, if the optionee is subject to certain restrictions imposed by the securities laws, the measurement date may be delayed, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions).

If Towne complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount. In addition, the Company may be required to withhold income tax and employment tax with respect to the ordinary income recognized by the optionee at the time of exercise.

     Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-incentive option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     If the optionee surrenders shares of common stock in payment of part or all of the exercise price for the non-qualified options, no gain or loss will be recognized for the shares surrendered and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a non-taxable exchange. The basis of the shares surrendered will be treated as the substitute tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. However, the fair market value of any shares received in excess of the number of shares surrendered will be taxed as ordinary income and have a holding period commencing upon the date such income is recognized.

REQUIRED VOTE AND RELATED MATTERS

     The affirmative vote of a majority of the shares present in person or represented by proxy is required to approve the Director Stock Option Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
                     ADOPT THE DIRECTOR STOCK OPTION PLAN.

                                 PROPOSAL NO. 4
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

     Our Audit Committee has recommended, and the Board of Directors has approved, the appointment of Arthur Andersen LLP as our independent public accountants subject to your approval. Arthur Andersen LLP has served as our independent public accountants since 1997. Representatives of Arthur Andersen LLP will attend the Annual Meeting to answer appropriate questions. They also may make a statement.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF
                ARTHUR ANDERSEN LLP AS OUR INDEPENDENT AUDITORS.

                      SUBMISSION OF SHAREHOLDER PROPOSALS
                         ------------------------------


     If you want us to consider including a proposal in our 2000 proxy statement, you must deliver it to our Secretary at our principal place of business in Norcross, Georgia no later than December 31, 1999. You may also submit the names of individuals who you wish to be considered by the Board of Directors as nominees for directors. Additionally, the advance notice provisions of our bylaws require that any shareholder proposal to be presented from the floor of the next annual meeting must be received between February 21, 2000 and March 22, 2000.


                               VOTING PROCEDURES
                         ------------------------------

     Persons appointed by the chairman of the Annual Meeting to act as inspectors of election will tabulate shareholders' votes. The inspectors of election will count all shares represented and entitled to vote on a proposal, whether voted for or against the proposal, or abstaining from voting, as present and entitled to vote on the proposal. Accordingly, an abstention from voting on the proposal by a shareholder present in person or represented by proxy at the Annual Meeting will have the same legal effect as a vote against the matter, even though you may interpret an abstention differently. Broker non-votes will have no effect on the vote.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
                         ------------------------------


     We have included a copy of our 1998 Annual Report with this proxy statement. We are incorporating by reference into this proxy statement the following sections of the our Annual Report on Form 10-K for the year ended December 31, 1998: (a) Management's Discussion and Analysis set forth at pages 20 through 28 of the Form 10-K; (b) Consolidated Financial Statements set forth at pages F-3 through F-6 of the Form 10-K; (c) Notes to Consolidated Financial Statements set forth at pages F-7 through F-24 of the Form 10-K; and (d) Report of Independent Auditors set forth at page F-2 of the Form 10-K.


     We will provide to you, without charge, by first class mail or other equally prompt means within one business day of receipt of your written or oral request, a copy of any and all of the documents referred to above which have been incorporated by reference in this proxy statement. Such written or oral request should be directed to Cleve B. Shultz, Secretary, Towne Services, Inc., 3295 River Exchange Drive, Suite 350, Norcross, Georgia 30092; (770) 734-2680.

                      WHERE YOU CAN FIND MORE INFORMATION
                         ------------------------------

     We are subject to the information requirements of the Securities Exchange Act of 1934, which means that we are required to file reports, proxy statements and other information at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may also obtain copies of the reports, proxy statements and other information from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements, and registration statements and other information regarding registrants that file electronically with the Commission through the EDGAR system. Our common stock is traded on the Nasdaq National Market (Symbol: TWNE), and reports, proxy statements and other information may also can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                                 OTHER MATTERS
                         ------------------------------

     The Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the proxy card will vote such proxy on such matters as determined by a majority of the Board of Directors.

                                          By Order of the Board of Directors

                                          --------------------------------------
                                          Drew W. Edwards
                                          Chief Executive Officer

Norcross, Georgia

Dated: April 29, 1999

                                   APPENDIX A

                             ARTICLES OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                              TOWNE SERVICES, INC.

     Effective the date hereof, Article Six, subsection (d) of the Amended and Restated Articles of Incorporation of Towne Services, Inc., is amended by deleting subsection (d) of that Article Six in its entirety and replacing such subsection with the following:

          "(d)  any increase in the number of directors above 15 directors;"

     Effective the date hereof, Article Seven of the Amended and Restated Articles of Incorporation of Towne Services, Inc., is amended by deleting the first sentence of that Article Seven in its entirety and replacing such sentence with the following:

          "The Corporation shall have not less than five nor more than 15 directors, and the number of directors shall be set by the Board of Directors as provided in the Company's bylaws."

All other provisions of the Amended and Restated Articles of Incorporation shall remain in full force and effect.

                                   APPENDIX B

                           DIRECTOR STOCK OPTION PLAN

                                       OF

                              TOWNE SERVICES, INC.

                            ADOPTED: APRIL  15, 1999

                               TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
 1.  Purpose.....................................................  B-1
 2.  Definitions.................................................  B-1
 3.  Total Aggregate Shares......................................  B-2
 4.  Rule 16b-3 Plan and Shareholder Approval....................  B-2
 5.  Type of Options.............................................  B-2
 6.  Grants of Options...........................................  B-2
 7.  Exercise Price, Vesting Schedule and Term of Option.........  B-3
 8.  Exercise of Option..........................................  B-3
 9.  Termination of Option Period................................  B-4
10.  Assignability of Options....................................  B-4
11.  Adjustments.................................................  B-4
12.  Purchase for Investment.....................................  B-5
13.  Amendments, Modifications, Suspension or Discontinuance of
     this Plan...................................................  B-5
14.  Governmental Regulation.....................................  B-5
15.  Miscellaneous...............................................  B-5
16.  Effective Date and Termination Date.........................  B-6

                           DIRECTOR STOCK OPTION PLAN
                                       OF
                              TOWNE SERVICES, INC.

     1. PURPOSE. The Director Stock Option Plan of TOWNE SERVICES, INC. (the "Company") is intended as an incentive to retain, as directors of the Company and its Subsidiaries, persons of training, experience and ability, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company.

     2. DEFINITIONS. As used herein, the following terms shall have the meanings indicated:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Common Stock" shall mean the Common Stock of the Company, without par value per share.

          (d) "Date of Grant" shall mean the date on which an Option is granted to an Eligible Person pursuant to Section 6(c) hereof.

          (e) "Director" shall mean a member of the Board or of the board of directors of a Subsidiary of the Company.

          (f) "Eligible Person(s)" shall mean those persons who are, as of a specified date, non-employee Directors.

          (g) "ERISA" shall mean the Employee Retirement Income Security Act, as amended.

          (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (i) "Fair Market Value" of a Share on any date of reference shall be the Closing Price on the business day preceding such date. For this purpose, the "Closing Price" of the Shares on any business day shall be:
     (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of Shares on such exchange, as reported in any newspaper of general circulation; (ii) if Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the average of the closing high bid and low asked quotations for such day of Shares on such system; (iii) if neither clause (i) nor (ii) is applicable, the average of the high bid and low asked quotations for Shares as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Shares on at least five of the ten preceding days; or (iv) in lieu of the above, if actual transactions in the Shares are reported on a consolidated transaction reporting system, the last sale price of the Shares for such day and on such system.

          (j) "Initial Grant Date" shall mean the date upon which the first grant under this Plan is approved by the Board or the date upon which shareholder approval of this Plan occurs, whichever is sooner.

          (k) "Nonqualified Stock Option" shall mean a stock option that is not an incentive stock option, as defined in Section 422 of the Code.

          (l) "Option" shall mean any option granted under this Plan.

          (m) "Option Agreement" shall mean an option agreement between the Company and an Optionee.

          (n) "Optionee" shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death or disability of such person.

          (o) "Plan" shall mean this Director Stock Option Plan of Towne Services, Inc.

          (p) "Share(s)" shall mean a share or shares of the Common Stock.

          (q) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chains.

     3. TOTAL AGGREGATE SHARES. Subject to the adjustments set forth in Section 11 hereof, a total of 250,000 Shares shall be subject to the Plan. The number of Shares available for issuance under this Plan shall automatically increase on the first day of each calendar year beginning January 1, 2000, by an amount equal to the lesser of 50,000 shares or one percent (1%) of the total number of shares of Common Stock outstanding on the trading day immediately preceding January 1, but not above 500,000 Shares in total. The Shares subject to the Plan shall consist of unissued Shares or previously issued Shares reacquired and held by the Company, or any Subsidiary, and such number of Shares shall be and hereby is reserved for sale for such purpose. Any of such Shares that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Option expire or be canceled prior to its exercise in full, the Shares theretofore subject to such Option may again be the subject of any Option under the Plan.

     4. RULE 16B-3 PLAN AND SHAREHOLDER APPROVAL. The Company intends for this Plan to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act. Accordingly, this Plan will be subject to approval by shareholders of the Company owning a majority of the issued and outstanding shares of Common Stock present or represented and entitled to vote at a meeting duly held in accordance with applicable law.

     5. TYPE OF OPTIONS. An Option granted hereunder shall be a Nonqualified Stock Option.

     6. GRANTS OF OPTIONS.

          (a) Options shall be granted only to Eligible Persons. Each Option shall be evidenced by an Option Agreement, which shall contain terms that are not inconsistent with this Plan or applicable laws.

          (b) The Options granted to Directors under this Plan shall be in addition to regular director's fees, if any, or other benefits, if any, with respect to the Director's position with the Company or its Subsidiaries. Neither the Plan nor any Options granted under the Plan shall confer upon any person any right to continue to serve as a Director.

          (c) Options shall automatically be granted as follows:

             (i) on the later of November 15, 1999 or the date this Plan is approved by the shareholders of the Company, each Eligible Person shall be granted an Option to acquire 570 shares of Common Stock;

             (ii) each Eligible Person who becomes an Eligible Person by reason of being elected as a Director of the Company after the Initial Grant Date of the adoption of this Plan shall automatically be granted on the date of his or her initial election an Option to acquire 30,000 shares of Common Stock for his or her service as a Director of the Company;

             (iii) on January 1, 2000, each Eligible Person shall automatically be granted an Option to acquire such number of shares of Common Stock for his or her service as a Director for such year as equals $15,000 under the Black-Scholes method of valuing options on the date of such grant; and

             (iv) on January 1 of each calendar year beginning January 1, 2001, each Eligible Person shall automatically be granted an Option for such number of shares of Common Stock as equals $25,000 under the Black-Scholes method of valuing options on the date of such grant.

          (d) Except for the automatic grants of Options under Section 6(c), no Options shall otherwise be granted hereunder to members of the Board, and the Board shall not have any discretion with respect to the grant of Options to members of the Board within the meaning of Rule 16b-3 promulgated under the Exchange Act, or any successor rule to members of the Board. The Board may, however, grant Options to Directors of Subsidiaries who are not also Directors of the Board.

     7. EXERCISE PRICE, VESTING SCHEDULE AND TERM OF OPTION.

          (a) The exercise price of each Share placed under an Option pursuant to this Plan shall be the Fair Market Value of such Share on the Date of Grant.

          (b) Each grant shall vest immediately on the Date of Grant.

          (c) Each Option granted under this Plan shall have a term of five years from the Date of Grant of such Option.

     8. EXERCISE OF OPTION.

          (a) After the six-month anniversary of the Date of Grant of an Option, such Option may be exercised at any time and from time to time during the term of such Option, in whole or in part.

          (b) Options may be exercised: (i) during the Optionee's lifetime, solely by the Optionee; (ii) if an Option has been assigned pursuant to
     Section 10 hereof, by the successor Optionee; or (iii) after Optionee's death, by the personal representative of the Optionee's estate or the person or persons entitled thereto under his will or under the laws of descent and distribution.

          (c) An Option shall be deemed exercised when: (i) the Company has received written notice of such exercise delivered to the Company in accordance with the notice provisions of the applicable Option Agreement;
     (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been tendered to the Company; and (iii) arrangements that are satisfactory to the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Company determines to be necessary for the Company to withhold in accordance with the applicable federal or state income tax withholding requirements.

          (d) The exercise price of any Shares purchased shall be paid, at the option of the Optionee and upon delivery of documentation satisfactory to the Company: (i) solely in cash by certified check, cashier's check, money order or personal check (if approved by the Board); (ii) in

     Common Stock or other securities of the Company of any series theretofore owned by such Optionee; or (iii) without the exchange of any funds, by the Optionee electing to receive the full number of Shares purchasable under the Option then being exercised less that number of Shares that have a value (i.e., the Fair Market Value of the Shares less the Exercise Price with respect to such Shares) being equal to the Exercise Price (or by a combination of the above); provided, however, that, in the case of the preceding clause (ii), if the Optionee acquired such stock to be surrendered directly or indirectly from the Company, he shall have owned such stock for six months prior to using such stock to exercise an Option; provided, further, however, that such exercise transaction shall not result in a violation of Section 16 of the Exchange Act. For purposes of determining the amount, if any, of the exercise price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise. Any Common Stock or other securities of the Company delivered in satisfaction of all or a portion of the exercise price shall be appropriately endorsed for transfer and assignment to the Company.

          (e) The Optionee shall not be, nor have any of the rights or privileges of, a shareholder of the Company with respect to any Shares purchasable upon the exercise of any part of an Option unless and until certificates representing such Shares shall have been issued by the Company to the Optionee.

     9. TERMINATION OF OPTION PERIOD. The unexercised portion of an Option shall automatically and without notice terminate and become null and void and be forfeited upon the earliest to occur of the following:

          (i) if the Optionee's position as a Director terminates, other than by reason of such Optionee's death or disability, 180 days after the date that the Optionee's position as a Director terminates;

          (ii) one year after the death of Optionee;

          (iii) one year after the date on which the Optionee's position as Director is terminated by reason of a mental or physical disability determined by a medical doctor satisfactory to the Company; or

          (iv) five years after the Date of Grant of such Option.

     10. ASSIGNABILITY OF OPTIONS. No Option shall be assignable or otherwise transferable, except to members of the Optionee's immediate family or by will, or the laws of descent and distribution, and no Option shall be transferrable by an Optionee in violation of Section 16 of the Exchange Act.

     11. ADJUSTMENTS.

          (a) If at any time there shall be an increase or decrease in the number of issued and outstanding Shares, through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares, then appropriate proportional adjustment shall be made in the number of Shares (and, with respect to Options, the exercise price per Share): (i) subject to outstanding Options; (ii) reserved under the Plan; and (iii) granted as subsequent Options.

          (b) In the event of a merger, consolidation or other reorganization of the Company under the terms of which the Company is not the surviving corporation, but the surviving corporation elects to assume an Option, each Optionee shall be entitled to receive, upon the exercise of such Option, with respect to each Share: (i) the number of shares of stock of the surviving corporation (or equity interest in any other entity); and (ii) any other notes, evidences of indebtedness or other property, that the Optionee would have received in connection with such merger, consolidation or other reorganization had he exercised the Option with respect to such Shares immediately prior to such merger, consolidation or other reorganization.

          (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

          (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company;
     (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     12. PURCHASE FOR INVESTMENT. As a condition of any issuance of a stock certificate for Shares, the Board may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan or any law or regulation, including, but not limited to, the following:

          (a) a representation and warranty by the Optionee to the Company, at the time his Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

          (b) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Board, necessary or appropriate to comply with the provisions of any securities law deemed by the Board to be applicable to the issuance of the Shares and are endorsed upon the certificates representing the Shares.

     13. AMENDMENTS, MODIFICATIONS, SUSPENSION OR DISCONTINUANCE OF THIS
PLAN. For the purpose of complying with changes in the Code or ERISA, the Board may amend, modify, suspend or terminate the Plan at any time. For the purpose of meeting or addressing any other changes in legal requirements or any other purpose, the Board may amend, modify, suspend or terminate the Plan only once every six months.

     14. GOVERNMENTAL REGULATION. This Plan and the granting of Options and the exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

     15. MISCELLANEOUS.

          (a) If any provision of this Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

          (b) This Plan shall be governed by the laws of the State of Georgia.

          (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

          (d) Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as is appropriate.

     16. EFFECTIVE DATE AND TERMINATION DATE. The effective date of this Plan is April 15, 1999, the date on which the Board adopted this Plan, but is subject to the approval of the holders of a majority of the common stock, without series designation, present either in person or by proxy and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum is present representing a majority of all outstanding voting common stock, without series designation. In the event that such shareholder approval is not obtained, all options granted pursuant to the Plan shall be null and void. This Plan shall terminate on the tenth anniversary of the effective date.

                                          TOWNE SERVICES, INC.

                                          By:
                                            ------------------------------------
                                          Name (Print):
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF
                              TOWNE SERVICES, INC.
                           TO BE HELD ON MAY 21, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Drew W. Edwards and Henry M. Baroco and each or either of them as true and lawful agents and proxies of the undersigned with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Towne Services, Inc. ("Towne Services") that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Towne Services to be held on May 21, 1999 at the Sheraton Colony Square Hotel, 188 14th Street, Atlanta, Georgia 30361 at 9:00 a.m. local time, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting of Shareholders, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment. Said proxies are directed to vote on the matters described in the notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting of Shareholders as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

1. ELECTION OF DIRECTORS:      Frank W. Brown, J. Stanley Mackin, J. Daniel
                               Speight, Jr.,
                               Bahram Yusefzadeh, John D. Schneider, Jr.

  [ ] FOR all nominees listed (except as marked to the contrary)
  [ ] WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space provided below.)

2. PROPOSAL to amend the Amended and Restated Articles of Incorporation to increase the maximum size of the Board of Directors from twelve to fifteen.



             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN



--------------------------------------------------------------------------------


                           (continued on other side)

                          (continued from other side)


3. PROPOSAL to adopt the Director Stock Option Plan.



             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN


4. PROPOSAL to ratify the appointment of Arthur Andersen LLP as independent public accountants of Towne Services for the year ending December 31, 1999.
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

5. IN THEIR DISCRETION, Drew W. Edwards and Henry M. Baroco may act upon such other business as may properly come before the meeting or any adjournment thereof.

                                                Dated:                    , 1999
                                                --------------------------

                                                --------------------------------
                                                Signature of Shareholder(s)

                                                --------------------------------
                                                Signature of Shareholder(s)

                                                Please sign exactly as name or
                                                names appear hereon. Where more
                                                than one owner is shown on a
                                                stock certificate, each owner
                                                should sign. Persons signing in
                                                a fiduciary or representative
                                                capacity must give full title.
                                                If a corporation, please sign in
                                                full corporate name by
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

    PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.